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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-0762, 333-38049, 333-84777 and 333-69095) pertaining to the
1996 Employee Stock Purchase Plan, 1996 Director Option Plan, 1991 Stock Plan, 1998 Employee Stock Purchase Plan and 1998 Nonstatutory Stock Option Plan of Cardiac Pathways Corporation of our report dated September 2, 1999, with respect to the consolidated financial statements and schedule of Cardiac Pathways Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1999.

                                        /s/ ERNST & YOUNG LLP

San Jose, California
September 27, 1999